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                                                                     EXHIBIT 4.2
                                                                  Execution Copy

                          FIRST SUPPLEMENTAL INDENTURE

                  FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of June 9, 2003, among HLI Netherlands Holdings, Inc., a Delaware corporation, Hayes Lemmerz Funding Corporation, a Delaware corporation, Hayes Lemmerz Funding Company, LLC, a Delaware limited liability company, Hayes Lemmerz International Import, Inc., a Delaware corporation and CMI-Quaker Alloy, Inc., a Pennsylvania corporation (each an "Additional Guarantor"), each of which is a direct or indirect, wholly-owned subsidiary of HLI Operating Company, Inc., a Delaware corporation (the "Company"), the Company and U.S. Bank National Association, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of June 3, 2003, providing for the initial issuance of an aggregate principal amount of $250.0 million of 10-1/2% Senior Notes due 2010 (the "Notes");

                  WHEREAS, Section 4.19(b) of the Indenture provides that each Additional Guarantor shall execute and deliver to the Trustee a Note Guaranty (as defined in the Indenture) within five Business Days of the dismissal of bankruptcy cases relating to the Additional Guarantors;

                  WHEREAS, the bankruptcy cases relating to the Additional Guarantors were dismissed on June 2, 2003 and, accordingly, each of the Additional Guarantors has heretofore executed and delivered to the Trustee a Note Guaranty in the form specified by the Indenture and, in connection therewith, is executing and delivering this Supplemental Indenture; and

                  WHEREAS, pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Additional Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. Each Additional Guarantor hereby agrees to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the due and punctual payment of the principal of, premium, if any and interest on the Notes and all of the other obligations of the Company under the Indenture, the Registration Rights Agreement or

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any other agreement for the benefit of the Holders and the Trustee, in each case, pursuant to, and subject to the provisions of, the terms and conditions of
Article 10 of the Indenture, and to otherwise assume the obligations and accept the rights of a Guarantor under the Indenture.

         3.       EXECUTION AND DELIVERY. To evidence its guarantee set forth in
Section 2 of this Supplemental Indenture, each Additional Guarantor has heretofore executed and delivered to the Trustee a notation of such guarantee in substantially the form included in Exhibit E to the Indenture.

         4. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS. No past, present or future director, officer, employee, incorporator or shareholder of the Company, any successor Person, any Guarantor or any Additional Guarantor, as such, shall have any liability for any obligations of the Company, of the Guarantors or of the Additional Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

         5. RELEASE OF ADDITIONAL GUARANTORS. The Guarantees of each of the Additional Guarantors are subject to release upon the terms set forth in the Indenture for the release of Guarantees.

         6. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         9. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Additional Guarantor and the Company.

         10. RATIFICATION OF INDENTURE; SUPPLEMENTAL PART OF INDENTURE. Except as specifically amended and supplemented by this Supplemental Indenture, the Indenture shall remain in full force and effect and is hereby ratified and confirmed. This

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Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.

                            [SIGNATURE PAGE FOLLOWS]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed and attested, all as of June 9, 2003.

                                       CMI-QUAKER ALLOY, INC.

                                       By: /s/ James A. Yost
                                           -------------------------------
                                           Name: James A. Yost
                                           Title: Vice President, Finance

                                       HLI NETHERLANDS HOLDINGS, INC.

                                       By: /s/ James A. Yost
                                           -------------------------------
                                           Name: James A. Yost
                                           Title: Vice President, Finance

                                       HAYES LEMMERZ FUNDING COMPANY,
                                       LLC

                                       By: /s/ Gary J. Findling
                                           -------------------------------
                                           Name: Gary J. Findling
                                           Title: Vice President, Finance

                                       HAYES LEMMERZ FUNDING CORPORATION

                                       By: /s/ Gary J. Findling
                                           -------------------------------
                                           Name: Gary J. Findling
                                           Title: Treasurer

                                       HAYES LEMMERZ INTERNATIONAL
                                       IMPORT, INC.

                                       By: /s/ James A. Yost
                                           -------------------------------
                                           Name: James A. Yost
                                           Title: Vice President, Finance

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                                       HLI OPERATING COMPANY, INC.

                                       By: /s/ James A. Yost
                                           -------------------------------
                                           Name: James A. Yost
                                           Title: Chief Financial Officer

                                       U.S. BANK NATIONAL ASSOCIATION,
                                       AS TRUSTEE

                                       By: /s/ James Kowalski
                                           -------------------------------
                                           Name: James Kowalski
                                           Title: Vice President